UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2008

ENERTECK CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-31981

Delaware	47-0929885
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

10701 Corporate Drive, Suite 150
Stafford, Texas	77477
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (281) 240-1787

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 3, 2008, the Board of Directors of EnerTeck Corporation (the “Company”) agreed that the temporary reduction in the warrant exercise price of all of the Company’s outstanding warrants by 40.0% previously approved and authorized by the Board of Directors shall be extended from June 2, 2008 until June 30, 2008 or such other later date as the proper officers of the Company shall hereinafter determine.

As a result, during the extended reduction period, the warrant exercise price of the warrants which were exercisable at $1.00 per share prior to the reduction shall be exercisable at $0.60 per share, the warrant exercise price of the warrants which were exercisable at $1.20 per share shall be exercisable at $0.72 per share, the warrant exercise price of the warrants which were exercisable at $2.00 per share shall be exercisable at $1.20 per share, and the warrant exercise price of the warrants which were exercisable at $3.40 per share shall exercisable at $2.04 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTECK CORPORATION (Registrant)

Dated: June 16, 2008	By:	/s/ Richard Dicks
Name: Richard B. Dicks
Title: Chief Financial Officer